UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 17, 2018

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

4 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Datawatch was held on April 17, 2018, at which the stockholders voted on the following matters:

1.	The election of Richard de J. Osborne, Joan McArdle, Thomas H. Kelly, Christopher T. Cox, Colin Mahony, David C. Mahoney, Randy Seidl, Donald R. Friedman and Michael A. Morrison to the Board of Directors to serve for the ensuing year or until their respective successors are duly elected and qualified; and

2.	The ratification of the appointment of RSM US LLP, Datawatch’s independent registered public accounting firm (“Auditor Ratification”).

The final voting results as certified by the independent inspector of elections, Broadridge Financial Solutions, Inc., for each of the proposals submitted to a vote of the stockholders at the Annual Meeting are as follows:

Director Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes
Richard de J. Osborne	6,074,125	37,605	4,464,234
Joan McArdle	6,077,175	34,555	4,464,234
Thomas H. Kelly	5,577,257	534,473	4,464,234
Christopher T. Cox	6,077,505	34,225	4,464,234
Colin Mahony	6,071,825	39,905	4,464,234
David C. Mahoney	6,062,075	49,655	4,464,234
Randy Seidl	5,847,325	264,405	4,464,234
Donald R. Friedman	5,835,725	276,005	4,464,234
Michael A. Morrison	6,062,325	49,405	4,464,234

Proposal	Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes

Auditor Ratification	10,538,304	20,326	17,334	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ James Eliason
Name:	James Eliason
Title:	Chief Financial Officer

Date: April 19, 2018